Gammon Lake Resources Inc.
1601 Lower Water Street, Suite 402, Summit Place, PO Box 2067, Halifax, NS B3J 2Z1
Tel: 902-468-0614, Fax: 902-468-0631, Website: www.gammonlake.com
TSX: GAM / AMEX: GRS / BSX: GL7

PRESS RELEASE

Halifax, October 19, 2006

Gammon Lake to Release Third Quarter Results November 14, 2006

Gammon Lake Resources Inc. ("Gammon Lake") (TSX:GAM and AMEX:GRS) is pleased to announce that the Company’s Third Quarter 2006 financial results will be released after market close on Tuesday, November 14, 2006. A conference call will be held on Wednesday, November 15, 2006 at 11:00 Atlantic Standard Time (10:00 am Eastern Standard Time) to discuss the quarterly results. You may join the call by dialing:

North American Toll Free: 1-866-400-2280 Outside Canada & US: 416-850-9143

When the Operator answers; ask to be placed into the Gammon Lake Q3 Financials Conference Call.

If you are unable to attend the conference call, a playback will be available for 30 days immediately after the event by dialing 1-866-245-6755 or 416-915-1035 for calls from outside Canada and the US. Enter passcode 98343. The playback will also be posted on Gammon Lake’s website at www.gammonlake.com approximately two hours after the conference call.

About Gammon Lake

Gammon Lake Resources Inc. is a Nova Scotia based mineral exploration and mining Company with properties in Mexico. The Company’s flagship Ocampo Project is now in production and Gammon Lake is moving toward becoming a mid-tier gold and silver producer in 2006. Gammon Lake has also recently acquired the El Cubo Mine, as a result of the recent business combination with Mexgold Resources Inc. The Company remains 100% unhedged and fully financed to achieve full production at Ocampo and El Cubo. Gammon Lake is on schedule to achieve an annual production rate of 400,000 gold equivalent ounces (235,600 ounces of gold and 10.5 million ounces of silver) by the end of the 2006 calendar year, at a cash cost of below US $200 per gold equivalent ounce.

The qualified person responsible for all technical data reported in this news release is John C. Thornton, Chief Operating Officer. For further information please visit the Gammon Lake website at www.gammonlake.com or contact:

Bradley H. Langille	Jodi Eye
Chief Executive Officer	Investor Relations
Gammon Lake Resources Inc.	Gammon Lake Resources Inc.
902-468-0614	902-468-0614

Gammon Lake Resources Inc.
1601 Lower Water Street, Suite 402, Summit Place, PO Box 2067, Halifax, NS B3J 2Z1
Tel: 902-468-0614, Fax: 902-468-0631, Website: www.gammonlake.com
TSX: GAM / AMEX: GRS / BSX: GL7

PRESS RELEASE

Cautionary Statement

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian legislation. All statements other than statements of historical fact, included in this release, including, without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives of Gammon Lake Resources, are forward-looking statements (or forward-looking information) that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Gammon Lake’s expectations include, among others, risks related to international operations, the actual results of current exploration activities, conclusions of economic evaluations and changes in project parameters as plans continue to be refined as well as future prices of gold and silver, as well as those factors discussed in the section entitled "Risk Factors" in Gammon Lake’s Form 40-F and Annual Information Form as filed with the United States Securities and Exchange Commission. Although Gammon Lake has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended.

There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Gammon Lake does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

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